Exhibit 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated April 29, 2026, relating to the financial statements and financial highlights of HVIA Equity Fund, a series of Ultimus Managers Trust, which are included in Form N-CSR for the year ended February 28, 2026, and to the references to our firm under the headings “Financial Highlights” and “Annex B Financial Highlights” in the Prospectus/Proxy Statement.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

August 20, 2026